THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This Third Amendment to Employment Agreement (the "Third Amendment") dated effective June 1, 1998, is by and among Cinergy Corp., a Delaware corporation ("Cinergy"), Cinergy Services, Inc., a Delaware corporation ("Cinergy Services"), The Cincinnati Gas & Electric Company, an Ohio corporation ("CG&E"), PSI Energy, Inc., an Indiana corporation ("PSI"), and John M. Mutz (the "Executive"). Cinergy, Cinergy Services, CG&E, and PSI will sometimes be referred to in this Third Amendment collectively as the "Company".

         WHEREAS, the Executive has been employed by the Company pursuant to an Employment Agreement dated effective as of October 4, 1993 (the "Employment Agreement"), as amended by an Agreement dated August 30, 1996 (the "First Amendment") and by a Second Amendment to Employment Agreement dated effective January 29, 1997 (the "Second Amendment");

         WHEREAS, the parties desire to extend the term of the Employment Agreement that currently terminates October 3, 1998, for an additional period of time upon certain terms and conditions;

         NOW, THEREFORE, the parties have agreed to enter into this Third Amendment which amends the Employment Agreement, as previously amended, as follows:

         1. The parties agree that Section 1(b) of the Employment Agreement is hereby amended to reflect that the term of the Employment Agreement shall continue until December 31, 1999, and that the term of the Agreement may automatically be extended for one additional year if the Company shall have given notice to the Executive of its intent to extend the Agreement prior to December 31, 1999, and the Executive shall not have objected to such extension in writing within ten (10) business days of receipt of the notice.

         2. The parties agree that Section 2(a) of the Employment Agreement, as previously amended by the First Amendment, is hereby amended to reflect that during the remaining term of the Employment Agreement the Executive shall hold the titles of Vice President of Cinergy Corp. and either President of PSI or Vice Chairman of the Board of Directors of PSI, and that during the remaining term of the Employment Agreement, the Executive shall lead the Company's legislative effort in Indiana to enact deregulation legislation, represent the Company to Indiana communities; lead the Company's economic and community development effort in Indiana; serve as a member of the Company's management, strategic planning, operating, and other committees as requested; assist in the training of a successor to the title of President of PSI, conduct PSI Advisory Board meetings; and that he shall have such other authority, duties and responsibilities as may be mutually agreed upon, from time to time, by the Executive and James E. Rogers, Vice Chairman and Chief Executive Officer of the Company.

         3. The parties agree that although the Executive will remain an employee of the Company through December 31, 1999, and will perform services for the Company on a regular, full-time basis during the 1999 legislative session of the Indiana General Assembly, he will not be required to perform services for the Company on more than one hundred fifty-six (156) days in 1999. Accordingly, the parties agree that Section 3(a) of the Employment Agreement is hereby amended to reflect that effective January 1, 1999, the Executive's annual base salary shall be reduced to the annual rate of Two Hundred Forty-Nine Thousand Dollars ($249,000).

         4. The parties agree that Section 3(b) of the Employment Agreement is hereby amended to reflect that effective January 1, 1999, the Executive is eligible to receive an annual bonus paid by the Company of up to sixty percent (60%) of the Executive's annual base salary pursuant to the terms of the Company's Annual Incentive Plan (and such successor plans thereto as may be adopted by the Company). The parties further agree that in calculating any annual bonus paid by the Company to the Executive for 1999, such bonus shall be based on an annual base salary of Two Hundred Forty-Nine Thousand Dollars ($249,000).

         5. The parties further agree that Section 3(d) of the Employment Agreement is hereby amended to reflect that any stock options granted to the Executive pursuant to the stock option portion of the Company's Long-Term Incentive Plan's first cycle covering the years 1997 through 1999 will be based on an annual base salary of Two Hundred Forty-Nine Thousand Dollars ($249,000). The parties further agree that the Executive's restricted stock grant made pursuant to the terms of the Company's Long Term Incentive Plan's first cycle covering the years 1997 through 1999 will not be reduced because of the reduction in annual base salary that will become effective January 1, 1999. Except as otherwise provided by this Third Amendment, the parties further agree that during the remaining term of the Employment Agreement the Executive shall continue to participate in all incentive, stock option, restricted stock, performance unit, savings, retirement and welfare plans, practices, policies and programs applicable generally to employees and/or other Senior Executives of the Company who are classified as Tier-II Executives for compensation purposes.

         6. All other provisions of the Employment Agreement, First Amendment, and Second Amendment remain unchanged by this Third Amendment.

         IN WITNESS WHEREOF, the Executive and the Company have caused this Third Amendment to Employment Agreement to be executed effective as of the day and year first above written.

CINERGY CORP., CINERGY SERVICES, INC., THE CINCINNATI GAS & ELECTRIC COMPANY, and PSI ENERGY, INC.



By:  _________________________
          James E. Rogers
         Vice Chairman and
      Chief Executive Officer



          EXECUTIVE


-----------------------------
         John M. Mutz